UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2021

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.       Entry Into a Material Agreement.

On December
29
, 2021 Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into that certain Sale and Purchase Deed (the “Purchase Deed”) among the Company, Camelina Company Espana, S.L., a private limited company (“CCE”), and the stockholders of CCE.  Based in Madrid, Spain, CCE is Europe’s largest camelina crop innovator and seed producer.  Under the Purchase Deed, the Company acquired CCE for a total purchase price of €7,272,721 (approximately U.S. $8,240,000).  The purchase price was paid by the delivery of (i) €674,772 in cash, (ii) €674,772 in one-year, unsecured interest-free promissory notes, and (iii) 1,353,951 unregistered shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) valued at €5,923,177  Each share of Common Stock was valued at $4.957 per share (equal to the volume weighted average price of the Company’s shares for the three trading days before the acquisition).

Since its establishment in 20
10
, CCE has developed a sustainable camelina value chain: from breeding and planting seed production to agronomic expansion and camelina processing for non-food and advanced biofuel production. CCE maintains an ongoing plant breeding program with more than 600 camelina germplasm lines and owns nine proprietary camelina varieties.

The foregoing description of the Purchase Deed is qualified in its entirety by reference to the agreement, a copy of which is filed hereto as Exhibits 10.1, and is incorporated herein by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

The description in Item 1.01 above regarding the Purchase Deed and the securities sold thereunder is incorporated herein by reference.  On December
29
, 2021, in accordance with the Purchase Deed, the Company issued 1,353,951 unregistered shares of the Company’s Common Stock to the six owners of CCE. The foregoing shares were valued at €5,923,177, or approximately U.S. $6,711,000 (each share of Common Stock was valued at $4.957 per share).

In connection with the acquisition of CCE and the issuance of the foregoing shares to the owners of CCE, the Company also issued a total of 67,314 unregistered shares of Common Stock (each of which was also valued at $4.957) to the 17 employees of CCE.  All of the CCE employees are based in Madrid, Spain.

The foregoing securities were offered and sold by the Company in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered and sold to a limited number of offerees without any general solicitation or advertisement.

Item 7.01        Regulation FD Disclosure.

On January 3, 2022, the Company issued a press release announcing the acquisition of CCE.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

10.1	Sale and Purchase Deed among Global Clean Energy Holdings, Inc., Camelina Company Espana, S.L., and certain stockholders named therein, dated December 29, 2021#†
99.1	Press release, dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	The Agreement is Written in Spanish and an English translation is provided in accordance with Rule 12b-12(d) under the Exchange Act.
†	Certain portions of the Exhibit have been redacted pursuant to Reg. S-K Item 601 (b) (10)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2022	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer